Exhibit 99.1

TOWER GROUP, INC.

120 BROADWAY

NEW YORK, NY 10271

March 22, 2013

FUNDAMENTAL CHANGE COMPANY NOTICE

5.00% CONVERTIBLE SENIOR NOTES DUE 2014

BY FIRST-CLASS MAIL

Each holder of record of the Notes

and each Holder appearing on the Note Register

under the Indenture (as defined below)

Dear Holders:

Pursuant to Section 15.02(c) of the indenture, dated as of September 20, 2010 (the “Indenture”), between Tower Group, Inc. (the “Company”) and U.S. Bank National Association, as trustee (the “Trustee”), governing the terms and conditions of the Company’s 5.00% Convertible Senior Notes due 2014 (the “Notes”), notice is hereby given to the Holders as follows (all capitalized terms used that are not otherwise defined herein shall have the meanings ascribed to them in the Indenture):

1. A Fundamental Change occurred effective as of March 13, 2013 pursuant to the Agreement and Plan of Merger, dated as of July 30, 2012, by and among the Company, Canopius Holdings Bermuda Limited (now known as Tower Group International, Ltd., “TGIL”), Canopius Mergerco, Inc. and Condor 1 Corporation, as amended by Amendment No. 1 to Agreement and Plan of Merger, dated as of November 8, 2012. Such Fundamental Change resulted from the merger of the Company with and into an indirect subsidiary of TGIL whereby the Company was the surviving corporation (the “Merger”) and became a wholly-owned indirect subsidiary of TGIL. The Merger constitutes a Fundamental Change under the Indenture. As a result, you have the right to require the Company to purchase your Notes.

2. The effective date of the Fundamental Change was March 13, 2013.

3. The last date on which you may exercise your purchase right is April 26, 2013.

4. The Fundamental Change Purchase Price is equal to 100% of the principal amount of the Notes (or portions thereof) to be so purchased, together with accrued and unpaid interest thereon to, but excluding, the Fundamental Change Purchase Date.

5. The Fundamental Change Purchase Date in connection with the Merger and your purchase rights under the Indenture is April 26, 2013

6. The name and address of the Paying Agent and the Conversion Agent is as follows:

U.S. Bank Corporate Trust Services

60 Livingston Ave

St. Paul, MN 55107

Attn: Specialized Finance

7. The Conversion Rate is 42.2491

8. To require the Company to purchase your Notes you must:

(i) deliver to the Paying Agent the Fundamental Change Purchase Notice in the form attached hereto as Exhibit A, if the Notes are Physical Notes, or in compliance with the Depositary’s procedures for surrendering interests in Global Notes, if the Notes are Global Notes, in each case on or before the close of business on the Business Day immediately preceding the Fundamental Change Purchase Date; and

(ii) deliver the Notes, if the Notes are Physical Notes, to the Paying Agent at any time after delivery of the Fundamental Change Purchase Notice (together with all necessary endorsements for transfer) at the Corporate Trust Office of the Paying Agent, or book-entry transfer of the Notes, if the Notes are Global Notes, in compliance with the procedures of the Depositary.

The Fundamental Change Purchase Notice in respect of any Notes to be purchased shall state:

(i) in the case of Physical Notes, the certificate numbers of the Notes to be delivered for purchase;

(ii) the portion of the principal amount of Notes to be purchased, which must be $1,000 or an integral multiple thereof; and

(iii) that the Notes are to be purchased by the Company pursuant to Section 15.02 of the Indenture;

provided, however, that if the Notes are Global Notes, the Fundamental Change Purchase Notice must comply with appropriate Depositary procedures.

9. If you have delivered a Fundamental Change Purchase Notice, the Notes with respect to such Fundamental Change Purchase Notice may be converted only if you withdraw such Fundamental Change Purchase Notice in accordance with the terms of the Indenture.

10. You have the right to withdraw, in whole or in part, a Fundamental Change Purchase Notice delivered to the Paying Agent at any time prior to the close of business on the Business Day immediately preceding the Fundamental Change Purchase Date by means of a written notice of withdrawal delivered to the Paying Agent specifying:

(i) the principal amount of the Notes with respect to which such notice of withdrawal is being submitted,

(ii) if such Notes are Physical Notes, the certificate numbers of such Notes, and

(iii) the principal amount, if any, of such Notes that remain subject to the original Fundamental Change Purchase Notice, which portion must be in principal amounts of $1,000 or an integral multiple of $1,000;

provided, however, that if the Notes are Global Notes, the notice must comply with appropriate procedures of the Depositary.

Sincerely,

TOWER GROUP, INC.

By:	/s/ William E. Hitselberger
EVP and CFO

EXHIBIT A

FORM OF FUNDAMENTAL CHANGE PURCHASE NOTICE

To: Tower Group, Inc.

The undersigned registered owner of this Note hereby acknowledges receipt of a notice from Tower Group, Inc. (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company and specifying the Fundamental Change Purchase Date and requests and instructs the Company to pay to the registered holder hereof in accordance with Section 15.02 of the Indenture referred to in this Note (1) the entire principal amount of this Note, or the portion thereof (that is $1,000 principal amount or an integral multiple thereof) below designated, and (2) if such Fundamental Change Purchase Date does not fall during the period after a Regular Record Date and on or prior to the corresponding Interest Payment Date, accrued and unpaid interest, if any, thereon to, but excluding, such Fundamental Change Purchase Date.

In the case of Physical Notes, the certificate numbers of the Notes to be purchased are as set forth below:

Dated:

Signature(s)

Social Security or Other Taxpayer Identification Number

Principal amount to be repaid (if less than all): $ ,000

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.